UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

May 15, 2017

Concurrent Computer Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37706	04-2735766
(State or Other	(Commission	(IRS Employer
Jurisdiction	File Number)	Identification Number)
of Incorporation)

4375 River Green Parkway, Suite 100, Duluth, Georgia	30096
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (678) 258-4000

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Directors or Certain Officers

On May 15, 2017, Concurrent Computer Corporation (the “Company”) announced that Emory O. Berry, the Company’s Chief Financial Officer and Executive Vice President of Operations, will depart the Company on May 15, 2017 (the “Separation Date”) to pursue other opportunities in light of the Company’s previously announced sale of Real-Time. Mr. Berry will receive compensation in accordance with the provisions in his employment agreement regarding termination without due cause, as described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 6, 2008.

The Company also entered into a separation agreement and general release (the “Separation Agreement”) with Mr. Berry. Mr. Berry has the right to revoke the Separation Agreement within seven days of the execution date.  Pursuant to the terms of the Separation Agreement, Mr. Berry will receive severance payments equal to his base salary as in effect on the Separation Date for a period of twelve months, paid in substantially equal installments in accordance with Company’s customary payroll practices, along with continued payment of the Company’s contribution towards his group health benefits for a period of eighteen months.  The Company will also pay to Mr. Berry a lump sum payment of $100,813, less applicable withholding taxes and deductions, which amount represents the annual bonus accrued with respect to Mr. Berry for fiscal year 2017, and is in lieu of the obligation to pay Mr. Berry’s prior year’s bonus contained in his employment agreement. In addition, the Company will accelerate vesting with respect to a pro rata portion of Mr. Berry’s outstanding restricted stock awards and dividends such that a total of 54,686 shares of restricted stock will become vested and $52,319 of dividends will be accelerated on the day immediately preceding the closing date of the transactions contemplated by the asset purchase agreement between the Company and Real Time, Inc. The Separation Agreement contains customary confidentiality provisions and a mutual release of claims between the Company and Mr. Berry.  Mr. Berry will be subject to customary non-solicitation and non-competition covenants for a period of twenty-four months.

Appointment of Certain Directors or Officers

On May 13, 2017, the Company’s Board of Directors (the “Board”) appointed Warren Sutherland, age 46, as the Chief Financial Officer of the Company, effective immediately upon the departure of Mr. Berry. Mr. Sutherland most recently served as Vice President of Sales Operations, Information Technology and Financial Planning & Analysis at the Company since 2016. Mr. Sutherland has more than 16 years of financial and operational leadership experience with public and private companies in the high-tech and fin-tech industries. He held various financial management positions at the Company from 2000-2015 and then joined Cardlytics, Inc., a fin-tech company, as Vice President of Financial Planning & Analysis for one year before returning to the Company in mid-2016. He began his accounting career as an auditor with Arthur Andersen. He is a CPA and holds a Bachelor of Business Administration in Finance and Masters of Accountancy, both from the University of Georgia.

In connection with Mr. Sutherland’s appointment, the Company entered into an employment agreement, dated May 15, 2017, with Mr. Sutherland (the “Employment Agreement”) setting forth the terms of his employment.

Mr. Sutherland will receive a base salary at an annualized rate of $210,013 per year, which amount will be reviewed annually. Mr. Sutherland will also be eligible for a bonus under the Company’s annual incentive plan, which currently provides an annual bonus opportunity in a target amount of 50% of his then current base salary with a maximum bonus of 150% of target bonus. The targets and objectives for each year and other terms and conditions of the bonus opportunity are established by the Compensation Committee. In addition, Mr. Sutherland will be eligible to participate in all employee benefit programs of the Company made available to senior executives.

In connection with Mr. Sutherland’s employment, the Board will grant to Mr. Sutherland an award of 30,000 shares of restricted stock of the Company. 25% of the shares subject to the award will vest on each of the first, second, third and fourth anniversaries of the grant date, provided that Mr. Sutherland is employed by the Company on such vesting date.

The Employment Agreement provides that employment may be terminated by either the Company or Mr. Sutherland at any time. In the event Mr. Sutherland voluntarily resigns or is terminated for “Due Cause” (as defined in the Employment Agreement), Mr. Sutherland will be entitled to payment of salary and bonus accrued and due through the date of termination of his employment as well as the bonus, if any, earned but not paid for the fiscal year ending prior to his termination and any other vested rights and benefits he may have under the employee benefit plans and programs of the Company which shall be determined in accordance with the terms of such plans and programs.

The Company may also elect to terminate Mr. Sutherland’s employment in the event of his “Continuing Disability” (as defined in the Employment Agreement). In such event, Mr. Sutherland will be entitled to payment of salary and bonus accrued and due through the date of termination of his employment and any other vested rights and benefits he may have under the employee benefit plans and programs of the Company will be determined in accordance with the terms and provisions of such plans and programs.

In the event the Employment Agreement is terminated by:

•	the Company, other than for Due Cause, death or Continuing Disability; or

•	Mr. Sutherland on account of his “constructive termination” by the Company without Due Cause (as defined in the Employment Agreement),

Mr. Sutherland will be entitled to receive severance payments (“Severance”) consisting of (a) continuation of salary for a period of six (6) months from the date of termination, (b) one-half of the amount, if any, paid as an annual bonus in the year preceding his termination, and (c) continued coverage under the Company’s healthcare plans at active employee rates for the six (6) month period following the date of termination.

In the event the Employment Agreement is terminated by:

•	the Company, other than for Due Cause, death or Continuing Disability, within one year after a “change of control” (as defined in the 2011 Stock Incentive Plan); or

•	Mr. Sutherland on account of his “constructive termination” by the Company without Due Cause, within three months after a “change of control,”

Mr. Sutherland will be entitled to receive severance payments (“CIC Severance”) consisting of (a) continuation of salary for a period of twelve (12) months from the date of termination, (b) the amount, if any, paid as an annual bonus in the year preceding his termination, and (c) continued coverage under the Company’s healthcare plans at active employee rates for the twelve (12) month period following the date of termination.

Payment of Severance or CIC Severance, as applicable, is contingent upon Mr. Sutherland executing, and not revoking, a release of claims. Severance payments called for under the Employment Agreement will either comply with terms of Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”) or qualify for an exemption from Section 409A.

If Mr. Sutherland’s employment is terminated for any reason, he is prohibited from competing with the Company, soliciting its customers or trying to hire its employees for the period in which he receives Severance Payments, if any, plus one year.

The foregoing descriptions of the Separation Agreement and the Employment Agreement (the “Agreements”) are general descriptions and are qualified in their entirety by reference to the Agreements. A copy of the Separation Agreement entered into by Mr. Berry and the Company on May 15, 2017 is attached hereto as Exhibit 10.1 and a copy of the Employment Agreement entered into by Mr. Sutherland and the Company on May 15, 2017 is attached hereto as Exhibit 10.2. The Agreements are incorporated by reference therein.

The press release issued by the Company announcing Mr. Sutherland’s employment and Mr. Berry’s departure is attached hereto as Exhibit 99.1 and is incorporated herein by reference in its entirety.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Separation Agreement, dated May 15, 2017, between Concurrent Computer Corporation and Emory O. Berry.

10.2	Employment Agreement, dated May 15, 2017, between Concurrent Computer Corporation and Warren Sutherland.

99.1	Press Release, dated May 15, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONCURRENT COMPUTER CORPORATION

Dated: May 15, 2017	By:	/s/ Derek J. Elder
Derek J. Elder
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Separation Agreement, dated May 15, 2017, between Concurrent Computer Corporation and Emory O. Berry.

10.2	Employment Agreement, dated May 15, 2017, between Concurrent Computer Corporation and Warren Sutherland.

99.1	Press Release, dated May 15, 2017.